POWER OF ATTORNEY

      KNOW ALL BY THESE PRESENTS, that the undersigned hereby
constitutes and appoints each of Eric L. Marhoun, Isabelle Aragon,
John T. Rooney and Erica Fine and each of them individually, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the
undersigned's capacity as an Officer and/or Director
of Fidelity & Guaranty Life (the "Company"), (i) Forms 3, 4, and 5
and other forms required to be filed in accordance with Section 16(a)
of the Securities Exchange Act of 1934 (the "Exchange Act") and
the rules thereunder (a "Section 16 Form"), and (ii) a Form ID and any other forms required to be filed or submitted in accordance with Regulation S-T promulgated by the United States Securiites and Exchange Commission (or any successor provision) in order to file a Section 16 Form electronically (a "Form ID", and, together with a Section 16 Form, the "Forms and Schedules");

(2) do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to complete and execute any such Forms and Schedules, complete and execute any amendment or amendments thereto, and timely file such Forms and
Schedules with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this
Power of Attorney shall be in such form and shall contain such terms and conditions as he or she may approve in his or her discretion.

 The undersigned hereby grants to each such attorney-in-fact power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the
exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each such attorney-in-fact in serving in such capacity at the request
of the undersigned, is not assuming, nor is the Company
assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

 The Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to file any
Forms and Schedules with respect to the undersigned's holdings of and transactions in securities issued by the Company,
unless earlier revoked by the undersigned in a signed
writing delivered to each such attorney-in-fact.

 From and after the date hereof, any Power of Attorney
previously granted by the undersigned concerning the subject matter hereof is hereby revoked.

 IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed this 7th day of October, 2014.

/s/ Christopher J. Littlefield